UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

January 28, 2016
(Date of Report)

July 6, 2015

(Date of Original Report)

January 27, 2016
(Date of Earliest Reported Event Requiring Amendment)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100 Raleigh, North Carolina 27609 USA
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2015, AmericaTowne, Inc. (the “Company”) entered into an Exporter Services Agreement with KCC Construction, Inc., a North Carolina corporation (the “KCC Agreement”). The KCC Agreement was attached as Exhibit 10.4 to the Form 8-K dated July 6, 2015. On January 27, 2016, Chris Moore of KCC Construction, Inc. assigned its rights, duties and obligations under the KCC Agreement to Kasie Strong, LLC, a North Carolina limited liability company and related-party to KCC Construction, Inc. (the “Amended KCC Agreement”).

Mr. Moore executed the Amended KCC Agreement on behalf of Kasie Strong, LLC and KCC Construction, Inc. Neither the Company, nor its officers or directors has any ownership or control over KCC Construction, Inc. or Kasie Strong, LLC. The Company’s Chief Executive Officer, Alton Perkins, executed the Amended KCC Agreement on behalf of the Company. Other than the amendment to the identification of the “Exporter,” the balance of the KCC Agreement remains in full force and effect.

Exhibit	Description

 (d) Exhibits

Exhibit	Description
10.4	Exporter Services Agreement dated June 30, 2015 and Amendment dated January 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC.

By: /s/ Alton Perkins

Alton Perkins

Chairman of the Board, President, Chief Executive Officer,

Chief Financial Officer, Secretary

 Dated: January 27, 2016

-2-